Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       37,734,714
BANK OF AMERICA SECURITIES LLC              56-2058405       58,539,501
BNP PARIBAS SECURITIES CORP.                13-3235334       66,255,646
CITIGROUP, INC.                             52-1568099       48,125,691
TORONTO DOMINION BANK                       13-5640479       34,991,501
WELLS FARGO BANK                            41-0449260       31,351,493
J.P. MORGAN SECURITIES LLC                  00-0000000       12,671,254
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        7,634,083
MORGAN STANLEY CO INCORPORATED              13-2665598        6,074,644
BARCLAYS CAPITAL INC.                       05-0346412        4,632,223






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       36,073,619
BANK OF AMERICA SECURITIES LLC              56-2058405       14,425,775
BNP PARIBAS SECURITIES CORP.                13-3235334          502,613
CITIGROUP, INC.                             52-1568099        5,818,802
TORONTO DOMINION BANK                       13-5640479                0
WELLS FARGO BANK                            41-0449260          922,543
J.P. MORGAN SECURITIES LLC                  00-0000000        8,895,666
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        9,314,936
MORGAN STANLEY CO INCORPORATED              13-2665598        5,664,853
BARCLAYS CAPITAL INC.                       05-0346412        4,720,732




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    327,459,070 D. Total Sales: 106,326,004

                               SCREEN NUMBER : 12